UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

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Eagle Bancorp Montana, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EAGLE BANCORP MONTANA, INC.

1400 Prospect Avenue

Helena, Montana 59601

(406) 442-3080

March 20, 2017

To our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Eagle Bancorp Montana, Inc. (“Eagle”), the holding company of Opportunity Bank of Montana (the “Bank”). The Annual Meeting is scheduled to be held on Thursday, April 20, 2017, at 11:00 a.m., Mountain time, at the main office of the Bank, located at 1400 Prospect Avenue, Helena, Montana.

The attached Notice of Annual Meeting and Proxy Statement describe the proposals to be voted on at the Annual Meeting. Also contained in this package is Eagle’s Annual Report on Form 10-K for the year ended December 31, 2016, that contains important business and financial information concerning Eagle and the Bank.

The Board of Directors of Eagle has determined that approval of the proposals is in the best interests of Eagle and its stockholders. Therefore, the Board unanimously recommends that you vote in favor of all proposals and in favor of the Board’s nominees for director. Members of the Board and officers of Eagle and Eagle’s independent auditors will be present at the Annual Meeting to respond to any questions that you may have regarding the agenda for the Annual Meeting and any adjournment thereof.

Please sign and return the enclosed proxy card promptly. Your cooperation is appreciated since a majority of the common stock outstanding must be represented either in person or by proxy to constitute a quorum for the conduct of business at the Annual Meeting.

On behalf of the Board of Directors and all of the employees of Eagle, I wish to thank you for all your support and interest. We look forward to seeing you at the Annual Meeting.

Sincerely yours,

Peter J. Johnson

President and CEO

EAGLE BANCORP MONTANA, INC.

1400 Prospect Avenue

Helena, MT 59601

(406) 442-3080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 20, 2017

TO THE STOCKHOLDERS OF EAGLE BANCORP MONTANA, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Eagle Bancorp Montana, Inc. (“Eagle”) will be held at its headquarters located at 1400 Prospect Avenue, Helena, Montana on Thursday, April 20, 2017, at 11:00 a.m. Mountain time, for the following purposes, as more completely set forth in the accompanying Proxy Statement:

I.       To elect, for a three-year term, as directors of Eagle the nominees named in the accompanying Proxy Statement.

II.      To approve Amendment Number 2 to the 2011 Stock Incentive Plan for Directors, Officers and Employees.

III.     To ratify the appointment of Davis, Kinard & Co, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

IV.     To hold an advisory vote on the compensation of our named executive officers;

V.      To transact such other business as may properly come before the meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, management of Eagle is not aware of any matters other than those set forth above which may properly come before the meeting.

The Board of Directors of Eagle has fixed the close of business on Thursday, March 10, 2017, as the voting record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting.

Your vote is important. You are urged to vote your shares as soon as possible even if you plan to attend the Annual Meeting in person. Information about how to vote your shares via the Internet, by telephone, or by signing, dating and returning your proxy card can be found in the Proxy Statement. If you attend the Annual Meeting you may vote either in person or by your proxy. Any proxy given may be revoked by you in writing or in person at any time prior to the exercise thereof. Proxies must be received prior to the commencement of the meeting. If your shares are not registered in your name, you will need additional documentation from your record holder in order to vote in person at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Peter J. Johnson

President and CEO

March 20, 2017

Helena, Montana

EAGLE BANCORP MONTANA, INC.

 PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

APRIL 20, 2017

This Proxy Statement is being furnished to the holders of the common stock of Eagle Bancorp Montana, Inc. (sometimes referred to as “Eagle” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of Eagle for use at the Annual Meeting of Stockholders, or Annual Meeting, to be held on Thursday, April 20, 2017, at our headquarters located at 1400 Prospect Avenue, Helena, Montana at 11:00 a.m., Mountain time, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders.

This Proxy Statement and proxy card are being sent to holders of the common stock beginning on or about March 20, 2017. A copy of Eagle’s Annual Report to Stockholders, which includes our audited financial statements, also accompanies this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on April 20, 2017: The Proxy Statement and accompanying Annual Report are available at www.opportunitybank.com under our Investor Relations tab.

MATTERS TO BE CONSIDERED AND ACTED UPON AT THE ANNUAL MEETING

Each proxy solicited hereby, if properly signed and returned to Eagle and not revoked prior to its use, will be voted in accordance with the instructions indicated on the proxies. If no contrary instructions are given, each signed proxy received will be voted in favor of the election of the nominees of the Board of Directors, Larry A. Dreyer, Lynn E. Dickey and Tanya Chemodurow, in favor of the advisory vote on executive compensation, in favor of approval of Amendment Number 2 to the 2011 Stock Incentive Plan, in favor of the ratification of Davis, Kinard & Co., P.C., and in the discretion of the proxy holder, as to any other matter that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. Only proxies that are returned can be counted and voted at the Annual Meeting.

Only holders of record of our common stock at the close of business on March 10, 2017 (the "Record Date"), will be entitled to vote at the Annual Meeting and any postponements or adjournments of that meeting. On the Record Date, we had 3,811,409 outstanding shares of Common Stock. Each share of common stock is entitled to one vote.

If on the record date your shares were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record and you may vote using any of the following methods:

By Internet – You can vote via the Internet by going to www.investorvote.com/EBMT and following the instructions outlined on that website;

By Telephone – In the United States and Canada, you can vote telephonically by calling 1-800-652-8683 (toll free) and following the instructions provided by the recorded message; or

By Mail – You can vote by mail by filling out the enclosed proxy card and returning it pursuant to the instructions set forth on the card.

In person at the Annual Meeting. Stockholders of record may attend the Annual Meeting and vote in person.

If on the record date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name.” The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. You will receive instructions from your bank, broker or other nominee describing how to vote your shares. The availability of Internet and telephone voting may depend on the voting process of the organization that holds your shares. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

REVOCATION OF PROXIES

A stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Secretary of Eagle, (ii) properly submitting to Eagle a duly-executed proxy bearing a later date, or (iii) attending the Annual Meeting and voting in person. You may also change or revoke your proxy by Internet or telephone prior to 11:59 p.m. Eastern Time on Wednesday, April 19, 2017. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Eagle Bancorp Montana, Inc., P.O. Box 4999, Helena, Montana 59604, Attention: Chantelle Nash. Proxies solicited hereby may be exercised only at the Annual Meeting and will not be used for any other meeting.

QUORUM REQUIREMENTS

The presence in person or by proxy of the holders of shares representing at least a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Shares represented by proxies marked as abstentions will be counted toward determining the presence of a quorum. With respect to any matter, any shares for which a broker indicates on the proxy that it does not have discretionary authority as to such shares to vote on such matter, or broker non-votes, will be considered present for the purposes of determining whether a quorum is present. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting shall be adjourned in order to permit further solicitation of proxies.

VOTING PROCEDURES

Once a quorum has been established, the affirmative vote of a majority of the shares of common stock present or represented by proxy at the Annual Meeting is required to approve the proposals described in this Proxy Statement, except as described below.

Directors will be elected by a plurality of votes (the highest number of votes cast). Stockholders are not permitted to cumulate their votes for the election of directors or any other purpose. Votes may be cast for or withheld from each nominee for election as directors. Votes that are withheld will have no effect on the outcome of the election for directors because directors will be elected by a plurality of votes cast. With respect to the other proposals to be voted upon at the Annual Meeting, stockholders may vote for or against a proposal or may abstain from voting.

The favorable vote of holders of a majority of the shares entitled to vote and present in person or by proxy at the Annual Meeting will be required for the approval, on an advisory basis, of Proposal No. IV. As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions. Approval of Amendment Number 2 to the 2011 Stock Incentive Plan for Directors and Officers, and ratification of Davis Kinard as independent auditors for the fiscal year ending December 31, 2017 will require the affirmative vote of a majority of the outstanding shares of common stock entitled to vote and present in person or by proxy at the Annual Meeting. Abstentions will have the same effect as a vote against these proposals.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”  The ratification of the appointment of Davis Kinard as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal No. III) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. III. The election of directors (Proposal No. I), approval of proposed amendments to the 2011 Stock Incentive Plan for Officers and Directors (Proposal No. II) and the advisory vote on executive compensation (Proposal No. IV) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals No. I, No. II and No. IV. However, since directors are elected by a plurality of votes, broker non-votes will have no effect on the outcome of the election of directors.

Eagle’s Annual Report to Stockholders, which includes its annual report on Form 10-K for its year ended December 31, 2016, is being mailed to stockholders with this Proxy Statement. Eagle has filed its annual report with the Securities and Exchange Commission. Stockholders may obtain, free of charge, an additional copy of the annual report on Form 10-K by requesting it from Chantelle Nash in writing at Eagle Bancorp Montana, Inc., P.O. Box 4999, Helena, Montana 59604, or by calling her at (406) 442-3080.

Executed, unmarked proxies will be voted for all nominees for Director and for Proposal Nos. II, III and IV. Except for procedural matters incidental to conduct of the Annual Meeting, Eagle knows of no other matters expected to come before the Annual Meeting.

Proxies solicited hereby are to be returned to Eagle’s transfer agent, Computershare. The Board of Directors has designated Chantelle Nash, corporate secretary, to act as Inspector of Election and tabulate votes at the Annual Meeting. After the final adjournment of the Annual Meeting, the proxies will be returned to Eagle.

COST OF PROXY SOLICITATION

All costs of the solicitation of proxies will be borne by Eagle. In addition to solicitation by use of the mail, directors, officers and other employees of Eagle or Opportunity Bank of Montana (sometimes referred to as the “Bank” or “Opportunity Bank”) may solicit proxies personally, or by mail or telephone or other means and will not receive any special compensation for their services. Eagle will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock.

Beneficial Ownership of Common Stock

The following table sets forth information as of December 31, 2016, except as specifically noted, with respect to ownership of Eagle’s common stock by: (i) the Opportunity Bank of Montana Employee Stock Ownership Plan, or the ESOP; (ii) the executive officers, nominees for director and directors of Eagle; (iii) all the directors, nominees for director and executive officers of Eagle as a group; and (iv) each person known to be a beneficial owner of more than 5% of the outstanding shares of common stock. All information shown regarding persons other than executive officers, directors and nominees for director is based on information reported on Schedules 13D and 13G, or amendments thereto, filed with the SEC on the dates indicated in the footnotes to this table.

Common Stock Beneficially Owned(1)
Name	Title or Address(2)	Number	Percent

Named Executive Officers and Directors

Larry A. Dreyer	Chairman of the Board	33,106	(5)	*

Rick F. Hays	Director	21,829		*

Peter J. Johnson	Director, President and Chief Executive Officer	98,460	(3)(5)	2.6%

Lynn E. Dickey	Director	13,683		*

James A. Maierle	Vice Chairman of the Board	73,049	(4)	1.9%

Thomas J. McCarvel	Director	37,269		*

Maureen J. Rude	Director	6,785		*

Tanya Chemodurow	Director	1,815		*

Shavon Cape	Director	1,395		*

Tracy A. Zepeda	Senior Vice President/Chief Retail Officer	4,480	(5)	*

Michael C. Mundt (6)	Executive Vice President/Chief Community Banking Officer	41,072	(3)(5)	*

Laura F. Clark	Senior Vice President/Chief Financial Officer	3,082		*

Rachel R. Amdahl	Senior Vice President/Chief Operations Officer	19,118	(3)(5)	*

Dale Field	Senior Vice President/Chief Credit Officer	11,333	(3)(5)	*

Chantelle Nash	Senior Vice President/Chief Risk Officer	5,996	(5)	*

Common Stock Beneficially Owned(1)
Name	Title or Address(2)	Number	Percent

Larry D. Williams	Senior Vice President/Chief Lending Officer	2,390		*

George Ballew	Senior Vice President/Chief Mortgage Lending Officer	2,277		*

Directors and Executive Officers as a group (17 persons)	N/A	377,139		9.9%

More than 5% Beneficial Owners

DePrince, Race & Zollo Inc.	250 Park Ave So., Ste. 250 Winter Park, FL 32789	199,980	(7)	5.3%

Glacier Peak Capital LLC	500 108th Ave. NE, Ste. 905 Bellevue, WA 98004	383,055	(8)	10.1%

Manulife Financial Corporation	200 Bloor Street East Toronto, Ontario, Canada, M4W 1E5	189,506	(9)	5.0%

Opportunity Bank of Montana Employee Stock Ownership Plan	1400 Prospect Avenue Helena, MT 59601	80,829		2.1%

____________________

*	Represents less than 1% of outstanding shares.
(1)

Except as otherwise noted, all beneficial ownership by directors, nominees and executive officers is direct and each director, nominee or executive officer exercises sole voting and investment power over the shares.

(2)	Unless otherwise indicated, the address for each director and officer of the Company is c/o Eagle Bancorp Montana, Inc., 1400 Prospect Avenue, Helena, MT 59601.
(3)	Includes common stock held by each executive officer in the Bank’s Non-Contributory Profit Sharing Plan.
(4)	Includes 23,000 shares held by Rosmar, Inc. for which Mr. Maierle, as President of Rosmar, Inc., has shared voting and investment power.
(5)	Includes common stock held in the Bank’s ESOP.
(6)	Mr. Mundt retired effective December 31, 2016.
(7)	The information as to DePrince Race & Zollo, Inc. is derived from a Schedule 13G/A filed with the SEC on February 9, 2017.
(8)

The information as to Glacier Peak Capital LLC is derived from a Form 4 filed with the SEC on December 20, 2016 by John C. Rudolph. Glacier Peak Capital LLC is the general partner of Glacier Peak U.S. Value Fund, L.P.

(9)

The information as to Manulife Financial Corporation (“MFC”) is derived from a Schedule 13G filed with the SEC on February 14, 2017. The shares are held by MFC’s indirect, wholly-owned subsidiary Manulife Asset Management (US) LLC.

_______________

PROPOSAL I - ELECTION OF DIRECTORS

Eagle’s Bylaws provide that the Board of Directors be composed of not less than five or more than fifteen members, whose terms are divided into three approximately equal classes. The members of each class are elected for a term of three years. One class is elected annually. Two new directors were appointed during 2015, and were approved by the stockholders for the first time at the Annual Meeting last year. Terms for these directors are less than three years to facilitate equal classes of directors in the future.

Three directors will be elected at the Annual Meeting. The Board of Directors has nominated current directors Larry A. Dreyer, Lynn E. Dickey and Tanya Chemodurow for re-election. If elected, Messrs. Dreyer and Dickey and Ms. Chemodurow will each serve as a director for a three year term expiring at the Annual Meeting to be held in 2020.

The Board‘s Nominating Committee determines nominees for election as directors. The Bylaws also allow stockholders to submit nominations in writing directly to the Corporate Secretary (see “Stockholder Proposals and Nominations”). No stockholder nominations have been received by Eagle as of the date of this Proxy Statement. There are no arrangements known to management between the persons named and any other person pursuant to which such nominees were selected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR UNDER THIS PROPOSAL I.

The persons named in the enclosed proxy intend to vote for the election of the named nominees, unless the proxy is marked by the stockholder to the contrary. If any nominee is unable to serve, all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. The Board of Directors knows of no reason why any nominee might be unable to serve.

The following table sets forth certain information as of December 31, 2016, with respect to each nominee, and each director continuing in office.

Name	Age	Director Since(1)	New or Current Term to Expire(2)

BOARD NOMINEES

Larry A. Dreyer	71	1990	2020

Mr. Dreyer is Chairman of the Board of Directors. He was previously the President and Chief Executive Officer of the Bank until his retirement in 2007. He joined the Bank in 1973. He is a member and past president of the Downtown Kiwanis Club and past chairman of both the St. Peter’s Hospital Foundation and Diocese of Helena Finance Council. Mr. Dreyer’s executive experience and past service as the Company’s Chief Executive Officer brings to the Board a unique perspective on the Company’s investors, customers, strategic direction and operational effectiveness.

Lynn E. Dickey	70	2005	2020

Mr. Dickey retired from Galusha, Higgins and Galusha P.C., a public accounting firm in Helena in 2005. He worked for Galusha for 36 years and was active in the state CPA society. He has served on the boards of numerous civic and charitable organizations. Mr. Dickey’s experience as partner at a major Montana public accounting firm provides the Board with expertise in financial and enterprise risk management, operational controls and effectiveness and strategic planning.

Tanya Chemodurow	52	2015	2020

Ms. Chemodurow has been President of Abatement Contractors of Montana, LLC, headquartered in Missoula, since 2004. She oversees all aspects of environmental remediation and construction projects, specializing primarily in government contracting, asbestos, lead, mold remediation and general construction. Ms. Chemodurow’s small business experience provides valuable insight as the Company expands its commercial lending capabilities.

DIRECTORS CONTINUING IN OFFICE

Shavon Cape	46	2015	2018

Ms. Cape is co-founder of JWT Capital, LLC, a company formed in 2003 that develops and operates various real estate ventures and hotels in the Bozeman and Billings markets. Prior to that she was a Financial Advisor with D. A. Davidson and Wachovia Securities. Ms. Cape’s experience with development projects and in the financial services industry brings valuable knowledge to the Company.

James A. Maierle	69	1997	2018

Mr. Maierle retired at the end of 2013 from the Board of Morrison-Maierle, Inc., a civil engineering corporation, headquartered in Helena. He was President of Morrison-Maierle, Inc. from October 1997 to January 2006. Mr. Maierle’s executive experience brings extensive business and operating expertise and skills to the Board.

Thomas J. McCarvel	67	1998	2018

Mr. McCarvel has served as a Vice President of Carroll College in Helena since December 1991. From 1988 to 1991 he was the Chief Operating Officer of Anderson ZurMuehlen & Co., P.C., a public accounting firm in Helena, which served as the Company’s independent auditor prior to fiscal year 2006. Mr. McCarvel brings management and marketing experience to the Board, as well as helping to provide vision and experience to the strategic planning and financial management aspects of the Company.

Rick F. Hays	64	2007	2019

Mr. Hays retired from Qwest Communications in November 2006, where he served as Montana President for Qwest operations, a position he had held since 1996. He worked in the telecommunications industry for over 32 years. He has served on the boards of numerous civic, educational and charitable organizations. Mr. Hays’ experience as a senior executive at a large public company brings leadership, vision and extensive business and operating experience to the Company.

Peter J. Johnson	59	2007	2019

Mr. Johnson has served as President and CEO of Eagle since December 2009. He has also served as President of the Bank since July 2007 and CEO since November 2007. Prior to being named President, he had served as the Company’s Executive Vice President and Chief Financial Officer. He joined the Bank in 1981. He currently serves on the Montana Independent Bankers Association (“MIB”) board of directors and served as a member of the Federal Reserve Board’s Community Depository Institution Advisory Council from 2010-2012. He currently is in the 2017 class of Leadership Montana. He is a past chairman of both the Helena Area Chamber of Commerce and the Diocese of Helena Finance Council. He is also a member of the Rotary Club of Helena and the Independent Community Bankers of America’s Political Action Committee.

Mr. Johnson’s role as Chief Executive Officer provides the Board with access to an experienced banking executive with a thorough understanding of the Company’s business and of the banking industry. His previous experience as Chief Financial Officer also provides the board with expertise in financial management and strategic planning.

Maureen J. Rude	54	2010	2019

Ms. Rude became the Executive Director of the Montana Homeownership Network/NeighborWorks Montana in January 2016. She served as its Operations Director since March 2008, coordinating statewide homebuyer education, planning and down payment assistance programs. She previously was the Montana Director for Fannie Mae from 2000 to 2008 and the Executive Director of the Montana Board of Housing from 1995 to 2000. She was in the 2005 class of Leadership Montana. In February 2014, Ms. Rude was awarded a certificate of completion for the NeighborWorks Achieving Excellence in Community Development program from Harvard University’s John F. Kennedy School of Government. She also is a Certified Public Accountant and a Certified Housing Development Professional. Ms. Rude brings a wealth of knowledge from her management and accounting experience, as well as being well known throughout the state’s business communities. Her expertise in residential housing complements the Bank’s primary line of business.

____________________

(1)     Includes prior service on Eagle’s predecessor company.

(2)     All terms expire on the date of the Annual Meeting.

_______________

Board Independence

Eagle’s Board of Directors has affirmatively determined that the following eight directors are “independent,” as defined by the Marketplace Rules of The NASDAQ Stock Market LLC: Messrs. Dickey, Dreyer, Hays, Maierle and McCarvel and Ms. Cape, Chemodurow and Rude. Under the Marketplace Rules, a director can be independent only if the director does not trigger a categorical bar to independence and the board of directors affirmatively determines that the director does not have a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment by the director in carrying out the responsibilities of a director. In determining the independence of the directors, the board considered the relationships described under “Transactions with Certain Related Persons,” which it determined were immaterial to the individual’s independence.

Board Meetings and Committees

The business of the Bank’s Board of Directors is conducted through regular monthly meetings, while Eagle’s board has regular quarterly meetings. Additional meetings are scheduled as circumstances warrant. During the year ended December 31, 2016, the Board of Eagle met nine (9) times and the Board of the Bank met twelve (12) times. All Directors who served as directors during the year ended December 31, 2016, attended at least 75% of the total Board and committee meetings to which they were assigned. The Board of Directors has three standing committees: Audit, Compensation and Nominating. The charter for each of our committees can be found at www.opportunitybank.com.

Membership in each of the committees, as of March 20, 2017, is shown in the following chart:

Audit	Compensation	Nominating
Lynn E. Dickey (Chairman)	Thomas J. McCarvel (Chairman)	James A. Maierle (Chairman)
Rick F. Hays	Larry A. Dreyer	Thomas J. McCarvel
Maureen J. Rude	James A. Maierle	Rick F. Hays
	Tanya Chemodurow	Shavon Cape

Audit Committee. Eagle has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).. The Audit Committee met six (6) times during the year ended December 31, 2016. The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its responsibility for oversight of Eagle’s accounting and the quality and integrity of Eagle’s financial reporting process. Each member is “independent”, in accordance with the NASDAQ Marketplace Rules and SEC regulations applicable to audit committee members. The Board of Directors has determined that Mr. Dickey meets the requirements of “audit committee financial expert”, within the meaning of SEC regulations. A description of Mr. Dickey’s experience is provided above under “Proposal I – Election of Directors.” The Board believes that the other members of the Audit Committee are qualified to serve based on their experience and background.

The Audit Committee has adopted a written charter which describes the Committee’s principal duties and responsibilities including, but not limited to:

●	Direct responsibility for the appointment, compensation, retention, oversight and termination of the independent auditors;

●

Oversight and review of the annual financial reporting process and adequacy and integrity of Eagle’s financial information (including corporate accounting, financial reporting practices, and the quality of the financial reports of Eagle);

●	Oversight and review of the legal and regulatory requirements of Eagle;

●	Oversight and review of the independent auditors qualifications and independence;

●	Oversight and review of the performance of Eagle’s internal audit function and the independent accountants and other mandated Audit Committee duties;

●	Oversight and review of the system of internal controls and safeguards;

●

Review with the independent auditor, the internal auditor and management the adequacy of Eagle’s internal controls and any material weaknesses, any findings or recommendations from the independent auditor, all critical accounting policies and all other material matters relating to the audit procedures;

●	Review of related party transactions, legal and regulatory matters material to the financial statements and the compliance programs of Eagle;

●

Maintenance of an open avenue of communication between the Board of Directors, senior management, internal auditors, and Eagle’s independent auditors and to permit auditors and internal auditors to meet with the Audit Committee without the presence of management; and

●	Oversight, review and approval of audit, audit-related, tax, and all other fees.

As required under the Sarbanes-Oxley Act of 2002, the Audit Committee has in place procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Compensation Committee. Each member of the committee is “independent” in accordance with the listing standards of NASDAQ applicable to compensation committee members. The Compensation Committee reviews all compensation components for our executive officers, including salary, bonus, and deferred compensation plans. In setting appropriate compensation for the executive officers, the Committee considers the performance of Eagle, the level of salary, bonus and stock options and other benefits provided to executive officers of comparable companies, and the level of compensation paid in recent years. As described in the Committee’s charter, the Compensation Committee may delegate authority to one or more members but any decisions made as a result of that delegation must be considered by the full Committee at its next scheduled meeting. In its oversight of compensation programs, prior to making recommendations to the full Board, the Committee reviews recommendations from the CEO. Decisions by the Compensation Committee are approved by the full Board of Directors. The Compensation Committee met three (3) times during the year ended December 31, 2016. The Committee made the decision to consult with an outside compensation consultant, Gerrish McCreary Smith, PC, during 2015 to review executive compensation. The consultants were engaged by the Compensation Committee, with management assisting in the preparation of data requested by the consultants. Gerrish McCreary Smith, PC was selected due to its familiarity with the Company as it had facilitated a recent strategic planning retreat. The committee expects to engage outside consultants every two to three years. The consultants were asked to review and analyze comparisons of senior executive compensation and benefits for 2014 and 2015 utilizing four independent surveys. The consultants also considered criteria used by the FDIC in determining excessive compensation. The consultants provided recommendations and conclusions regarding the salary and benefit levels of senior management as well. In previous years the Compensation Committee has received reports from Gerrish McCreary Smith, PC as well as Equias Alliance regarding the Company’s salary continuation agreements. The Compensation Committee has assessed the independence of Gerrish McCreary Smith, PC, as required under NASDAQ listing rules. The Compensation Committee has also considered and assessed all relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act, that could give rise to a potential conflict of interest with respect to any of the compensation consultants described above. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by Gerrish McCreary Smith, PC.

The Nominating Committee. Each member is “independent” in accordance with the listing standards of NASDAQ. The Nominating Committee met twice in the year ended December 31, 2016, and again in early fiscal 2017, and on February 23, 2017 nominated directors for election at the Annual Meeting. Only those nominations made by the Nominating Committee or properly presented by stockholders will be voted upon at the Annual Meeting. In its deliberations for selecting candidates for nominees as director, the Nominating Committee considers the candidate’s knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of Eagle’s market area. Any nominee for director made by the Nominating Committee must be highly qualified with regard to some or all these attributes. In searching for qualified director candidates to fill vacancies on the Board, the Nominating Committee solicits its current Board of Directors for names of potentially qualified candidates. Additionally, the Nominating Committee may request that members of the Board pursue their own business contacts for the names of potentially qualified candidates. The Nominating Committee would then consider the potential pool of director candidates, select the candidate the Nominating Committee believes best meets the then-current needs of the Board, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history, potential conflict of interest or regulatory issue that would cause the candidate not to be qualified to serve as a director of Eagle. As a policy, the Nominating Committee will consider director candidates recommended by Eagle’s stockholders. If a stockholder properly submits a proposed nominee, the Nominating Committee would consider the proposed nominee, along with other proposed nominees recommended by members of Eagle’s Board of Directors, in the same manner in which the Nominating Committee would evaluate its nominees for director. Additionally, the Nominating Committee annually reviews the Board’s size, structure, composition and functioning, to ensure an appropriate blend and balance of diverse skills and experience. Diversity may encompass a candidate’s gender, race, national origin, educational and professional experiences, expertise and specialized or unique technical backgrounds and/or other tangible or intangible aspects of the candidate’s qualifications in relation to the qualifications of the then current board members and other potential candidates. The Nominating Committee does not have a formal policy specifying how diversity should be applied in identifying or evaluating director candidates, and diversity is but one of many factors the Nominating Committee may consider. For a description of the proper procedure for stockholder nominations, see “Stockholder Proposals and Nominations” in this Proxy Statement.

Board Policies Regarding Communications with the Board of Directors and Attendance at Annual Meetings

The Board of Directors maintains a process for stockholders to communicate with the Board. Stockholders wishing to communicate with the Board of Directors should send any communications to Chantelle Nash, Secretary, Eagle Bancorp Montana, Inc., P.O. Box 4999, Helena, Montana 59604. Any communication must state the number of shares beneficially owned by the stockholder making the communication. The Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has authority to discard the communication or take appropriate legal action. Eagle does not have a policy regarding Board member attendance at annual meetings of stockholders but expects all Board members to attend such meetings. Last year, all seven members of the Board attended the annual meeting.

Structure of the Board of Directors

The Board of Directors oversees, directs and counsels executive management in conducting the business in the long-term interests of the Company and the stockholders. The Board’s responsibilities include:

●	Reviewing and approving the Company’s financial and strategic objectives, operating plans and significant actions, including acquisitions;

●	Overseeing the conduct of the business and compliance with applicable laws and ethical standards;

●	Overseeing the processes which maintain the integrity of our financial statements and public disclosures;

●	Selecting, evaluating and determining the compensation of senior management, including the Chief Executive Officer; and

●	Developing succession plans for the position of Chief Executive Officer, in addition to oversight of similar planning for senior management.

The leadership structure of the Board of Directors is provided through a Chairman and a Vice Chairman. Eagle’s current practice is to not combine the Chief Executive Officer and Chairman roles. The Chairman, currently Larry Dreyer, a former Chief Executive Officer of Eagle’s predecessor, presides over meetings of the Board, prepares meeting agendas in consultation with senior management and the Vice Chairman, currently James A. Maierle, evaluates Director candidates, manages the Board’s process for self-assessment and evaluation of the Chief Executive Officer, and presides over all meetings of the stockholders. The Vice Chairman alsopresides over Board meetings at which the Chairman is not present, and presides over executive sessions of the independent directors, and briefs, as appropriate, the full board about the results of such executive sessions.

The Board’s Role in Risk Oversight

Management is responsible for identifying, evaluating, managing and mitigating the Company’s exposure to risk. It is the Board’s responsibility to oversee the Company’s risk management process and to ensure that management is taking appropriate action to identify, manage and mitigate key risks. The Board executes its oversight responsibility for risk management directly and through its Committees, as follows:

The Audit Committee has primary responsibility for discussing polices with management and our independent auditor, as appropriate, with respect to risk oversight including Eagle’s major business and financial risk exposures, including cybersecurity risks, and providing the Board with advice and recommendations regarding the ongoing development of risk oversight and management policies that set out the roles and respective accountabilities of the Board, the Committee, management and the internal audit function. The policies cover the areas of risk oversight, compliance and control, risks arising from related person transactions, and assessment of effectiveness. The Audit Committee’s meeting agenda includes discussions of individual risk areas throughout the year. For additional information, see “Proposal I – Election of Directors – Board Meetings and Committees.”

The Board’s other committees, which are the Nominating Committee and the Compensation Committee, oversee risks associated with their respective areas of responsibility. For example, the Nominating Committee considers risks associated with corporate succession plans, and the Compensation Committee reviews risks associated with our compensation policies and practices relating to our executive officers.

The Board also considers risks relating to our strategic plan, in part by receiving regular reports from the heads of our principal business and corporate functions that include discussions of the risks and exposures involved in their respective areas of responsibility. These reports are provided in connection with regular Board meetings and are discussed, as necessary, at Board meetings.

Code of Ethics

In 1992 the Board of Directors of the Bank first adopted a Code of Ethics and Conflict of Interest Policy. It is reviewed and approved annually and modified as necessary. The most recent review and approval was on August 18, 2016. The Code of Ethics and Conflict of Interest Policy is applicable to each of Eagle’s directors, officers and employees, including the principal executive officer, principal financial officer and principal accounting officer, and requires individuals to maintain the highest standards of professional conduct. A copy of the Code of Ethics and Conflict of Interest Policy is available on Eagle’s website at www.opportunitybank.com. Persons may also receive a copy of the Code of Ethics and Conflict of Interest Policy free of charge by requesting it in writing from Peter J. Johnson at Eagle Bancorp Montana, Inc., P.O. Box 4999, Helena, Montana 59604, or by calling him at (406) 442-3080.

Directors’ Compensation

During the year ended December 31, 2016, each director, except for the Chairman of the Board, Chairman of the Audit Committee and the President and CEO, was paid an annual fee of $15,000. The Chairman of the Board received an annual fee of $25,000 and the Chairman of the Audit Committee received an annual fee of $20,000. Also, each non-employee director, other than the Chairman of the Board, was paid $200 for each committee meeting attended. No fees are paid for director attendance at Board meetings. The total fees paid to the directors of Eagle for the year ended December 31, 2016, were $154,800. Eagle has no other director compensation plans or director deferred compensation plans other than the Stock Incentive Plan approved at the annual meeting in 2011 and amended in 2015. While the Board has the flexibility to determine at the time of each grant the vesting provisions for that grant, these restricted stock awards typically vest over five years following the date of grant. Each director of Eagle also serves as a director of Opportunity Bank. Directors do not receive additional compensation for their service on the board of Opportunity Bank. The compensation of Mr. Johnson, President and CEO, is reported under “Executive Compensation” below and accordingly is not included in the following table below. We reimburse our directors for reasonable expenses incurred in connection with attending Board and Board committee meetings.

2016 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Larry A. Dreyer	25,000	--	25,000

James A. Maierle	17,000	--	17,000

Thomas J. McCarvel	17,200	--	17,200

Lynn E. Dickey	24,000	--	24,000

Maureen J. Rude	17,400	--	17,400

Rick F. Hays	18,200	--	18,200

Shavon Cape	18,200	--	18,200

Tanya Chemodurow	17,800	--	17,800

____________________

(1)	As of December 31, 2016, the aggregate number of unvested restricted stock shares outstanding for each director was as follows:

Name	Number of Restricted Stock Shares

Larry A. Dreyer	--
James A. Maierle	--
Thomas J. McCarvel	--
Lynn E. Dickey	--
Maureen J. Rude	--
Rick F. Hays	--
Shavon Cape	3,920
Tanya Chemodurow	3,920

Executive Officers

The following is a list of the names and ages of our executive officers not otherwise listed among the directors of the Company, all positions and offices held by each person and each person’s principal occupations or employment during the past five years. There are no family relationships between any executive officers and directors.

Name	Age	Position

Laura F. Clark	60	Senior Vice President/Chief Financial Officer

Michael C. Mundt (1)	62	Executive Vice President/Chief Community Banking Officer

Rachel R. Amdahl	48	Senior Vice President/Chief Operations Officer.

Tracy A. Zepeda	37	Senior Vice President/Chief Retail Officer

Larry D. Williams	49	Senior Vice President/Chief Lending Officer

Dale Field	45	Senior Vice President/Chief Credit Officer

George Ballew	57	Senior Vice President/Chief Mortgage Lending Officer

Chantelle Nash	46	Senior Vice President/Chief Risk Officer

____________________

(1)	Mr. Mundt retired effective December 31, 2016.

Laura F. Clark has served as the Chief Financial Officer of the Bank and Eagle since March 2014. Prior to being named the Chief Financial Officer, she had served as the Senior Vice President and Chief Financial Officer of the Bank of Bozeman since 2005. Her experience spans over 30 years and includes a variety of executive positions with First National Bancorp, Bankers Resource Center, Security Bank, Bank of Montana System and Montana Bancsystem. Ms. Clark holds a Bachelor of Arts degree in Business Administration from Montana State University in Billings, Montana. She currently serves as a board member of ExplorationWorks, a local Science Center that provides programs for early childhood education, STEM (science, technology, engineering and math) and healthy living.

Michael C. Mundt , until his retirement on December 31, 2016, served as the Chief Lending Officer of the Bank since April 1994 and was promoted to Executive Vice President in July 2014. Prior to being named the Chief Lending Officer, he served as Vice President of Consumer and Commercial Lending. He joined the bank in 1988. He recently served on the Montana Bankers Association’s board of directors and as a Past-President of the Montana Business Assistance Connection, a local economic development non-profit organization.

Rachel R. Amdahl has served as Senior Vice President/Operations of the Bank since February 2006. Prior to being named the Senior Vice President/Operations, she served as Vice President/Operations since 2000. She joined the Bank in 1987. She is a past board member of the Lewis and Clark County United Way and the Women’s Leadership Network in Helena.

Tracy A. Zepeda joined the Bank in December 2012 at the time of the acquisition of seven branches from Sterling Financial Corporation. She had served as Vice President/Territory Manager of Sterling Financial Corporation since January 1, 2011. Prior to that position Ms. Zepeda served as Assistant Vice President/Community Manager of Sterling Financial Corporation since July 2007. She has a total of sixteen years of banking experience. She sits on the Missoula board of directors of Big Brothers Big Sisters.

Larry D. Williams joined the Bank in November 2014. He was formerly with Community Bank, Inc. and served as Chief Credit Officer since January 2012. Previously he had served as Vice President/Senior Lender from March 2005 through December 2011. Mr. Williams is currently a director of the Western Montana Chapter of Risk Management Associates and has been a member for 14 years. Mr. Williams graduated from the University of Montana with a Bachelor’s Degree in Business Administration.

Dale Field joined the bank in 2001 as VP/Commercial Lender and was promoted to VP/Chief Credit Administration Officer in 2011. He was promoted to Senior VP/Chief Credit Officer in July 2014. He serves on the Helena Exchange Club board of directors and is a school board trustee in Clancy, Montana.

Chantelle Nash joined the bank in 2006 as Compliance Manager and has served as VP/Compliance Officer since 2010. She was promoted to Senior VP/Chief Risk Officer in July 2014. She holds a Juris Doctorate from the University of Idaho, and serves on the board of the Helena YWCA.

George Ballew joined the bank in September 2015 as Senior Vice President/Chief Mortgage Lending Officer. He has served in management positions in the mortgage industry over the past 30 years. Prior to joining Eagle he was the Chief Executive Officer/Mortgage Division at First Mortgage from May 2014 through August 2015. He was the Senior Vice President/Mortgage Market Manager for BB&T Mortgage from April 2001 through April 2014. He serves as a board member of the local CASA chapter, a child advocacy group.

Executive Compensation

Summary Compensation Table. The following table provides information concerning compensation paid to or earned by our Chief Executive Officer, and the two other most highly compensated executive officers of Eagle for the year ended December 31, 2016 whose total compensation exceeded $100,000 (the “named executive officers”).

2016 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(4)	All Other Compensation ($)	Total ($)
Peter J. Johnson President & CEO	2016 2015	252,000 246,000	32,130 20,295	-- --	83,741(1) 77,944	367,871 344,239

Laura F. Clark Senior Vice President/ Chief Financial Officer	2016 2015	150,000 142,000	15,938 9,763	-- 125,388	39,302(2) 36,188	205,240 313,339

Michael C. Mundt Executive Vice President/ Chief Community Banking Officer	2016 2015	160,000 156,000	17,000 10,725	-- --	58,492(3) 51,707	235,492 218,432

____________________

(1)

For the year ended December 31, 2016, Other Compensation for Mr. Johnson consisted of employer contribution to profit sharing plan of $16,460, $5,300 for employer 401(k) payments, $50,121 for employer deferred compensation payments, $3,629 for ESOP stock, and $8,231 for various medical and life insurance payments.

(2)

For the year ended December 31, 2016, Other Compensation for Ms. Clark consisted of employer contribution to profit sharing plan of $8,737, $3,369 for employer 401(k) payments, $3,629 for ESOP stock, $16,949 for employer deferred compensation payments and $6,618 for various medical and life insurance payments.

(3)

For the year ended December 31, 2016, Other Compensation for Mr. Mundt consisted of employer contribution to profit sharing of $9,421, $3,540 for employer 401(k) payments, $35,284 for employer deferred compensation payments, $3,629 for ESOP stock, and $6,618 for various medical and life insurance payments.

(4)

The values in this column represent the aggregate grant date fair value of restricted stock awards computed in accordance with FASB ASC Topic 718. We do not include any impact of expected forfeitures related to service-based vesting in these calculations. Each of these amounts reflects our expected aggregate accounting expense for these awards as of the grant date and do not necessarily correspond to the actual values that will be expensed by us or realized by the named executive officers.

_______________

Employment Agreements. The Bank entered into an Employment Agreement, effective April 27, 2015, with Peter J. Johnson, its President and Chief Executive Officer. The Employment Agreement will continue in effect until April 27, 2018. Upon the anniversary date and with the approval of the Board, it will be extended for one additional year. The Employment Agreement provides for an annual base salary of $246,000 per year, which may be increased from time to time (but not reduced – currently $252,000). Under the Employment Agreement, Mr. Johnson generally will be entitled to participate in all employee benefit plans including, but not limited to, retirement plans, profit-sharing plans, health-and-accident plans, medical coverage or any other employee benefit plan or arrangement made available by the Bank in the future to its senior executives and key management employees.

The Employment Agreement provides that if Mr. Johnson’s employment is terminated by the Bank for any reason other than for cause, or Mr. Johnson terminates his employment due to either (i) a diminishing of his duties and responsibilities, (ii) a relocation of his place of employment by more than 50 miles, (iii) the liquidation or dissolution of the Bank, or (iv) any breach of the Agreement by the Bank, he will be entitled to receive certain payments from the Bank. These payments will be a sum equal to the payments due to Mr. Johnson for the remaining term of the Employment Agreement, including base salary, bonuses, and any other cash or deferred compensation paid or to be paid (including the value of employer contributions that would have been made on his behalf over the remaining term of the agreement to any tax-qualified retirement plan), subject to certain restrictions.

The Employment Agreement contains provisions requiring non-disclosure of confidential information regarding the business and activities of the Bank and contains provisions restricting Mr. Johnson’s ability to compete with the Bank for a one-year period after termination of his employment due to any Event of Termination.

Non-Contributory Profit Sharing Plan. Neither Eagle nor the Bank has a pension plan for employees. Instead, the Bank has established a non-contributory profit sharing plan for eligible employees who have completed one year of service with Opportunity Bank. The non-contributory plan enables Opportunity Bank to contribute up to 15% of qualified salaries each year. Last calendar year 4% was contributed. The percentage amount of the contribution is determined by the board of directors each year and is based primarily on profitability for the past year. For the year ended December 31, 2016, the Board authorized profit sharing contributions to Mr. Johnson of $16,460, to Mr. Mundt of $9,421, and to Ms. Clark of $8,737 and total contribution expense was $450,560 for the year ended December 31, 2016.

The Non-Contributory Profit Sharing Plan also allows employees to make contributions to a tax-qualified defined contribution savings plan or an employee owned 401(k) plan. Employees can contribute a portion of their salaries, (up to a maximum of $18,000 for 2017), to a 401(k) plan. Eagle’s Board has the authority to match up to a maximum of 50% of an employee’s contribution provided that the matching amount does not exceed 2.0% of such employee compensation. For the year ended December 31, 2016, the Bank contributed $5,300, $3,540 and $3,369 to each of Messrs. Johnson’s and Mundt’s and Ms. Clark’s 401(k) programs, respectively, and $202,952 in total expense to the 401(k) program for the year ended December 31, 2016.

Salary Continuation Agreement. Another benefit offered by the Bank is a program to increase overall retirement benefits for employees to levels which more closely approximate those in comparable businesses. The Bank consulted with independent compensation consultants and developed a plan to supplement retirement benefits. The plan Opportunity Bank adopted covers ten of its senior officers, including Messrs. Johnson and Mundt and Ms. Clark, and seven senior vice presidents. Three senior vice presidents were added in the year ended December 31, 2015. Benefit levels were reviewed by the compensation committee in 2011 and approved by the board and adjusted in fiscal year 2012. New entrants have their plans reviewed by the compensation committee and approved by the full board of directors. This non-qualified retirement plan is designated the Opportunity Bank of Montana Salary Continuation Agreement (the “Salary Continuation Agreement”). Under the Salary Continuation Agreement, each officer receives a fixed retirement benefit based on his or her years of service with Opportunity Bank. The Bank maintains insurance policies whose proceeds will reimburse the Bank for the payment of benefits under this plan. It also provides for partial payments in the event of early retirement, death or disability. In Mr. Johnson’s case, if he retires at age 65, the Salary Continuation Agreement provides for a lump sum payment of $623,000, or an annual payment for life of $69,500. In Mr. Mundt’s case, if he retires at age 65, the Salary Continuation Agreement provides for a lump sum payment of $336,000, or an annual payment for life of $37,500 (Mr. Mundt took early retirement at December 31, 2016 and his annual payment for life will actually be $25,812). In Ms. Clark’s case, if she retires at age 65, the Salary Continuation Agreement provides for an annual payment for life of $9,500. Opportunity Bank has purchased life insurance contracts for each covered executive to fund the payments. Opportunity Bank of Montana recognizes expenses to maintain the plan. For the year ended December 31, 2016, the total expenses were $360,780.

Split-Dollar Benefit Plan. The Bank has entered into agreements with four insurance companies for the purpose of establishing a split-dollar benefit plan. The Bank purchased life insurance policies on 23 officers of the Bank, including nine of the Bank’s executive officers. The plan provides for the officers to receive life insurance benefits ranging from $50,000 to $75,000, provided they meet the eligibility requirements of the plan. The remainder of the life insurance benefits accrues to the Bank.

Bonus Plan. The Bank also maintains a discretionary cash bonus program (“Bonus Program”) for all eligible employees. The Bonus Program is based on the after-tax net profitability of Opportunity Bank and is linked specifically to the Bank’s return on assets. In the case of non-officer employees, bonus amounts are based on salary levels. Under the Bonus Program, the Bank’s return on assets for the period from January through October is used to determine the bonus levels of Bank officers. Officers’ bonuses are directly linked to Opportunity Bank’s return on assets. For example, if Opportunity Bank produces a return on assets of 0.90%, then each officer would receive a cash bonus of 9% of annual base salary. Executive officers’ bonuses are generally based on a formula of 1.25 times the Bank’s return on assets (using the above example of a return on assets of 0.90%, executive officer bonuses would be 11.25% of annual salary, or 1.25 times 9). The President and Chief Executive Officer’s bonus is generally based on a formula of 1.5 times the Bank’s return on assets. During the year ended December 31, 2016, Opportunity Bank paid total bonuses of $369,786. For that period, Mr. Johnson’s bonus was $32,130, Mr. Mundt’s bonus was $17,000 and Ms. Clark’s bonus was $15,938.

Employee Stock Ownership Plan. In connection with its reorganization to the mutual holding company form of organization, the Bank established the ESOP for employees age 21 or older who have at least one year of credited service with the Bank. Additional shares were purchased in the second step stock offering completed April 5, 2010.

As of December 31, 2016, the ESOP held 80,829 shares of common stock that have not been allocated to Plan participants. These shares represent shares purchased by the ESOP in the second step stock offering. Shares of common stock purchased by the ESOP were funded by funds borrowed from Eagle. Shares purchased in the second step offering by the ESOP will be allocated to participants’ accounts over 12 years. As of December 31, 2016, the Plan maintains 235,923 shares that have been allocated to Plan participants. A total of 316,752 shares are held in the Plan.

The ESOP is administered by the ESOP Committee of the Bank. The ESOP trustee must vote all allocated shares held by the ESOP in accordance with the instructions of participating employees. Unallocated shares will be voted by the ESOP trustee.

GAAP requires that any third party borrowing by the ESOP be reflected as a liability on Eagle’s statement of financial condition. Since the ESOP borrowed from Eagle, such obligation is eliminated in consolidation. However, the cost of unallocated shares is treated as a reduction of stockholders’ equity.

Contributions to the ESOP and shares released from the suspense account are allocated among ESOP participants on the basis of participants’ compensation as it relates to total participant compensation. Employees are fully vested upon completion of six years of service. Benefits may be payable upon retirement, early retirement, disability, death or separation from service.

The ESOP is subject to the requirements of ERISA and regulations of the IRS and the United States Department of Labor.

2011 Stock Incentive Plan. The 2011 Stock Incentive Plan, or Plan, was approved by the stockholders on October 20, 2011. The Plan was amended when approved by the stockholders on April 23, 2015. Under the Plan, awards of Eagle’s common stock may be made to eligible directors, officers and employees. The maximum number of shares available to be awarded is 414,998. Awards available under the Plan include stock options (which includes non-qualified stock options and incentive stock options) and restricted stock. Any shares delivered pursuant to an award may consist, in whole or in part, of authorized but unissued shares or of treasury shares. No stock options have been awarded to date under the Plan. Further, no more than 246,427 shares may be available for awards granted in the form of options. If any shares covered by an award granted under the Plan, or to which such an award relates, are forfeited, or if an award otherwise terminates without the delivery of shares or of other consideration, then the shares covered by such award, or to which such award relates, or the number of shares otherwise counted against the aggregate number of shares available under the Plan with respect to such award, to the extent of any such forfeiture or termination, will again be available for granting awards under the Plan.

The purposes of the Plan are to encourage directors, officers and employees of Eagle to acquire a proprietary interest in the growth and performance of the Company, to create an increased incentive to contribute to the Company’s future success and performance, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its affiliates to attract and retain highly qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

Outstanding Equity Awards at December 31, 2016

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)

Peter J. Johnson	--	--
Michael C. Mundt	--	--
Laura F. Clark	8,640	$182,304

____________________

(1)     Restricted stock vests over a five-year period.

(2)     Based on the December 31, 2016, closing share price of $21.10 per share.

Equity Compensation Plan Information

The following table provides information as of December 31, 2016, about our common stock that may be issued upon the exercise of options, warrants, and rights and information regarding the number of securities available for future issuance under our current equity compensation plans, under which there are no outstanding options, warrants or rights.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in First Column)
Equity Compensation Plans Approved by Security Holders	--	N/A	246,427
Equity Compensation Plans Not Approved by Security Holders	--	N/A	--
Total	--	N/A	246,427

Change of Control Agreements

Opportunity Bank entered into change of control agreements with Michael C. Mundt, Rachel R. Amdahl, Tracy A. Zepeda, Laura F. Clark, Chantelle Nash, Larry Williams and Dale Field as of October 28, 2015. The change of control agreements do not provide benefit payments if termination was for cause. The change of control agreements do, however, provide payments on a double trigger basis to each officer following both (x) a change of control of the Bank and (y) either (a) an involuntary termination of the officer by the Bank or its successor, or (b) a voluntary termination of the officer’s employment without the officer’s consent, due to (i) a material change of his or her functions, duties or responsibilities, (ii) a reduction in the officer’s annual compensation, or (iii) a relocation of his or her place of employment by more than 50 miles without the officer’s consent. If one of these events occurs within four (4) months following a change of control of the Bank, the officer, or his or her beneficiary in the event of his or her death, would be paid a sum equal to his or her base pay plus bonus for the most recently completed fiscal year. The officer would also receive under the agreement benefit payments (less co-payment amounts) for life, medical, dental and disability coverage substantially identical to coverage maintained by the Bank for the 12-month period following termination or until other coverage is obtained.

The change of control agreements have an initial two-year term and thereafter are required to be reviewed each year on the anniversary date of the agreement and may be extended at that time for an additional year. For purposes of both the employment agreement of Mr. Johnson and the change of control agreements of the officers, a change of control of the Bank means (i) a merger or consolidation where the Bank is not the consolidated or surviving bank, (ii) a transfer of all or substantially all of the assets of the Bank, (iii) voluntary or involuntary dissolution of the Bank; and (iv) a change of control as defined in the Change in Bank Control Act of 1978. A change of control would not take place for an internal reorganization such as a holding company formation or charter change. Assuming these agreements were in effect and all of the above named officers had been terminated in connection with a change of control as of December 31, 2016, the officers would receive aggregate severance payments of approximately $1,074,982 based upon their current level of salary and bonus, plus 12 months of benefits coverage.

PROPOSAL II – APPROVAL OF AMENDMENT NO. 2 TO THE EAGLE BANCORP MONTANA, INC. 2011 STOCK INCENTIVE PLAN FOR DIRECTORS, OFFICERS AND EMPLOYEES

Our Board of Directors has adopted, subject to stockholder approval, Amendment No. 2 (the “Amendment”) to the Eagle Bancorp Montana, Inc. 2011 Stock Incentive Plan for Directors, Officers and Employees (the “Plan”), to, among other things, provide for an increase in the number of shares of Restricted Stock for issuance under the Plan from 168,571 shares to 218,571 shares. We are seeking stockholder approval for these changes.

The following is a summary of the material features of the Amendment, which is qualified in its entirety by reference to the provisions of the Amendment, attached hereto as Appendix A.

Purpose of the Proposed Amendment

The proposed Amendment will increase the number of Restricted Shares that may be issued to Participants. This benefits our stockholders by providing the Company with the flexibility to design an award structure that is intended to align the long-term financial interests of Participants in the Plan with those of our stockholders.

Description of the Proposed Amendment

On December 22, 2016, the Board of Directors approved an amendment to the Plan to increase the aggregate number of shares of Restricted Shares issuable under the Plan from 168,571 shares to 218,571 shares. As of December 31, 2016, 104,303 shares of common stock have been issued under the Plan. Therefore, if the Amendment is approved by stockholders, 114,268 shares will be available for issuance under the Plan. If approved by the Company’s stockholders, the Amendment will be effective on April 20, 2017, the date of the Annual Meeting.

Required Vote and Recommendation of the Board

In order to approve the Amendment, the proposal must receive the affirmative vote of a majority of the outstanding shares of common stock entitled to vote and present in person or by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF AMENDMENT NO. 2 TO THE EAGLE BANCORP MONTANA, INC. 2011 STOCK INCENTIVE PLAN FOR DIRECTORS, OFFICERS AND EMPLOYEES.

PROPOSAL III - RATIFICATION OF APPOINTMENT

OF INDEPENDENT AUDITORS

The firm of Davis Kinard & Co., P.C. (“Davis Kinard”), Certified Public Accountants, acted as independent auditors for Eagle for the year ended December 31, 2016. The Board has determined to appoint Davis Kinard to act as independent auditors for the fiscal year ending December 31, 2017. Neither Eagle’s Bylaws nor other governing documents or law require stockholder ratification of the appointment of Davis Kinard as Eagle’s independent auditors. However, Eagle is submitting the appointment of Davis Kinard to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time if they determine that such a change would be in the best interest of Eagle and its stockholders.

A representative of Davis Kinard will be present at the Annual Meeting, and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Audit Fees, Audit-Related Fees, Tax Fees, All Other Fees and Auditor Independence

For the year ended December 31, 2016, Eagle accrued expenses related to services provided by its independent auditors Davis, Kinard & Co., P.C., (“Davis Kinard”), of $102,250 for audit fees. These amounts relate to the annual audit of our consolidated financial statements included in our Annual Reports on Form 10-K, quarterly reviews of interim financial statements included in our Quarterly Reports on Form 10-Q, services normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements for the indicated fiscal year, statutory audits of certain of our subsidiaries, and services related to filings under the Securities Act of 1933 and the Securities Exchange Act of 1934. For the year ended December 31, 2015 Eagle accrued $99,750 for audit fees. Tax fees accrued for services provided by Davis Kinard were $11,000 and $8,250 in the years ended December 31, 2016 and 2015, respectively. The Audit Committee has concluded that the providing of non-audit services did not adversely impact the independence of Davis Kinard. The Audit Committee is not authorized to approve any non-audit service engagement where the provision of such service by the independent accountants is prohibited by applicable law, the regulations of the SEC or the Nasdaq Marketplace Rules. Pre-approval is not required if (a) the aggregate amount of all such non-audit services provided to Eagle constitutes not more than five percent of the total amount of revenues paid by Eagle to its independent auditors during the fiscal year in which the non-audit services are provided; (b) such services were not recognized by Eagle at the time of the engagement to be non-audit services; and (c) the non-audit services are promptly brought to the attention of the Audit Committee and approved by them, or by one or more of the members of the Committee to whom authority to grant such approval has been delegated, prior to completion of the audit. For the years ended December 31, 2016 and December 31, 2015, the Audit Committee of Eagle has pre-approved all fees paid to Davis Kinard.

Report of the Audit Committee

The primary role of the Audit Committee, as more fully described in its charter, is to assist the Board of Directors in its oversight of our corporate accounting and financial reporting process and to interact directly with and evaluate the performance of our independent auditors. Management is responsible for the preparation, presentation and integrity of our consolidated financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. Our independent registered public accounting firm, Davis Kinard, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or PCAOB. In the performance of its oversight function, the Audit Committee has taken the following actions:

●	Reviewed and discussed Eagle’s audited financial statements for the 2016 fiscal year with the management of Eagle.

●

Discussed with Eagle’s independent auditors the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board relating to communications with audit committees.

●

Received written disclosures and the letter from its independent auditors required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in Eagle’s Annual Report on Form 10-K for the year ended December 31, 2016, to be filed with the SEC.

Members of the Audit Committee:

Lynn E. Dickey, Chairman

Maureen J. Rude

Rick F. Hays

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DAVIS, KINARD & Co., P.C. AS EAGLE’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017 UNDER THIS PROPOSAL II.

Proposal IV – Advisory Vote on Named Executive Officer Compensation

Our Board of Directors proposes that stockholders provide advisory (non-binding) approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the SEC’s rules (commonly known as “say-on-pay” proposal). We recognize the interest our stockholders have in the compensation of our executives, and we are providing this advisory proposal in recognition of that interest and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 also known as “the Dodd-Frank Act.”

Our named executive officer compensation program is designed to attract, motivate, and retain our named executive officers, while ensuring alignment of their interests with stockholders’ interests. Our named executive officers are critical to our success, and our compensation program is designed to reward them for their service to the Company, the achievement of specific performance goals, and the realization of increased stockholder value. The Compensation Committee reviews the compensation programs for our named executive officers, at least annually, to ensure the fulfillment of our compensation philosophy and goals. The Compensation Committee and the Board believe that its policies and procedures are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has supported and contributed to the Company’s recent and long-term success.

Please read the summary compensation table and other related compensation tables and narratives, beginning on page [14], which provide detailed information on the compensation of our executive officers.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at our Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related compensation tables and narrative disclosure, is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. However, we value the opinion of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board unanimously recommends a vote FOR the approval of the advisory resolution on the compensation of our named executive officers.

Transactions with Certain Related Persons

The Bank has followed the policy of offering residential mortgage loans for the financing of personal residences and consumer loans to its officers, directors and employees. Loans are made in the ordinary course of business. Except for consumer loans to officers and employees, but not directors, with an interest rate one percent below the Bank prevailing rate, these loans are also made on substantially the same terms and conditions, including interest rate and collateral, as those of comparable transactions prevailing at the time with persons not related to the Bank. These loans do not include more than the normal risk of collectability or present other unfavorable features. As of December 31, 2016, the aggregate principal balance of loans outstanding to all directors, executive officers and immediate family members of such individuals, and companies in which they are principals was approximately $1,087,000. No executive officer has had a consumer loan outstanding in excess of $120,000 since July 1, 2008 and none are currently contemplated.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires Eagle’s directors and executive officers, and persons who own more than ten percent of a registered class of Eagle’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Eagle. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Eagle with copies of all Section 16(a) forms they file.

To the knowledge of the Company and based upon a review of Forms 3 and 4 and amendments thereto furnished to Eagle pursuant to Rule 16a-3(e) during the year ended December 31, 2016, no person who is a director, officer or beneficial owner of 10% of the common stock failed to file on a timely basis, the reports required by Section 16(a) of the Securities Exchange Act.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors of Eagle knows of no other matters than those described herein to be brought before the Annual Meeting other than procedural matters incident to the conduct of the Annual Meeting. If further business is properly presented, the proxy holders will vote proxies, as determined by a majority of the Board of Directors.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Any stockholder proposal intended for inclusion in Eagle’s Proxy Statement and form of proxy related to Eagle’s April 2018 Annual Meeting of stockholders must be received by Eagle by November 20, 2017, pursuant to the proxy solicitation regulations of the Securities and Exchange Commission. Nothing in this paragraph shall be deemed to require Eagle to include in its Proxy Statement and form of proxy any stockholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at that time.

Eagle’s bylaws provide that in order for a stockholder to make nominations for the election of directors, a stockholder must deliver notice in writing of such nominations to the Secretary (1) not later than 60 days in advance of the first anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is within 30 days of the anniversary of the previous year’s annual meeting; and (2) with respect to any other annual meeting of stockholders, not later than the close of business on the seventh day following the date of public announcement of such meeting. If the stockholder does not also comply with the requirements of Rule 14a-4(c) under the Exchange Act, Eagle may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal. The notice of nominations for election of directors must set forth certain information regarding each nominee for election as a director, including such person’s written consent to being named as a nominee and to serving as a director, if elected, and certain information regarding the stockholder giving such notice.

If a determination is made that an additional candidate is needed for the board, the Nominating Committee will consider candidates properly submitted by Eagle’s stockholders. Stockholders can submit the names of qualified candidates for director by writing to the Corporate Secretary at Eagle Bancorp Montana, Inc., P.O. Box 4999, Helena, Montana 59604. The Corporate Secretary must receive a submission not later than 60 days in advance of the first anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is within 30 days of the anniversary of the previous year’s annual meeting. A stockholder’s submission must be in writing and include the following information:

●	the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

●

a representation that the stockholder is a holder of record of Eagle’s stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice;

●

whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such stockholder or any of its affiliates with respect to any share of Eagle’s stock;

●

a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

●

such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and

●	the consent of each nominee to serve as a director of Eagle if so elected.

In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by Eagle. Stockholder submissions that are received and that meet the criteria outlined above will be forwarded to the Chair of the Nominating Committee for further review and consideration.

Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Annual Meeting.

APPENDIX A

AMENDMENT NO. 2 TO THE

EAGLE BANCORP MONTANA, INC.

2011 STOCK INCENTIVE PLAN FOR DIRECTORS,

OFFICERS AND EMPLOYEES

as adopted by the Board of Directors on_

December 22, 2016

This amendment shall be effective upon the approval of the Board of Directors and Stockholders of Eagle Bancorp, Montana, Inc.

The Eagle Bancorp Montana, Inc. 2011 Stock Incentive Plan for Directors, Officers and Employees, as amended, is amended as follows:

Section 4, Stock Subject to the Plan, is amended to read as follows:

4. Stock Subject to the Plan. Subject to Section 8, the maximum aggregate number of shares of Restricted Stock which may be issued under the Plan is 218,571. The maximum aggregate number of shares of Stock which may be issued pursuant to or subject to Options granted under the Plan is 246,427. The shares of Stock subject to the Plan may be authorized but unissued shares or reacquired shares, bought on the open market or otherwise. If any Option expires, terminates, or is cancelled for any reason without having been exercised in full, or if any other Award is forfeited by the Participant, the shares of Stock to which the Award relates which are not acquired by the Optionee or which are forfeited by the Participant shall again be available for Awards to be granted under the plan. In addition, exercise or settlement of any Option shall not count against the foregoing limitations except to Participant because such shares are withheld for the payment of taxes or the Award is exercised through a reduction of shares subject to the Award through the “net exercise” feature described herein, the number of shares that are no delivered to the Participant will remain available for issuance under the Plan. If the Exercise Price of any Award is satisfied by tendering shares of Stock held by the Participant, then the number of shares so tendered will be available for issuance under the Plan.

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EAGLE BANCORP
MONTANA, INC.

IMPORTANT ANNUAL MEETING INFORMATION 000004

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., MST, on April 20, 2017.

Vote by Internet

- Go to **www.investorvote.com/EBMT**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card 1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4.

1. Election of three directors for three-year terms each

Nominee	For	Withhold
01 - Larry A. Dreyer	☐	☐
02 - Lynn E. Dickey	☐	☐
03 - Tanya Chemodurow	☐	☐

Proposal	For	Against	Abstain
2. Approval of Amendment No. 2 to the 2011 Stock Incentive Plan for Directors, Officers and Employees.	☐	☐	☐
3. Ratification of the appointment of Davis, Kinard & Co., P.C. as Eagle Bancorp Montana, Inc.'s independent auditors for the fiscal year ending December 31, 2017.	☐	☐	☐
4. Advisory vote on named executive officer compensation as disclosed in the proxy statement.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Mark here if you no longer wish to receive paper annual meeting materials and instead view them online. ☐

Meeting Attendance Please check box if you plan to attend the meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date this Revocable Proxy and sign, exactly as your name(s) appears on your stock certificate. If signing as a fiduciary, please give your full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

EAGLE BANCORP
MONTANA, INC.

REVOCABLE PROXY — EAGLE BANCORP MONTANA, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EAGLE BANCORP MONTANA, INC. TO BE USED AT THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 20, 2017

The undersigned being a stockholder of Eagle Bancorp Montana, Inc. hereby appoints Peter J. Johnson and Thomas J. McCarvel, or each of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the Annual Meeting of Stockholders to be held at 11:00 a.m., Mountain Time, on April 20, 2017, at 1400 Prospect Avenue, Helena, Montana 59601, and any adjournments thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

In their discretion the proxies are authorized to vote with respect to approval of the minutes of the last meeting of stockholders, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the meeting.

If signed and returned this proxy will be voted as directed or, if no direction is given, will be voted FOR the nominees under PROPOSAL 1, and FOR PROPOSALS 2, 3 and 4.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope. Please check your mailing address as it appears on this Revocable Proxy. If it is inaccurate, please include your correct address on the reverse side.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY